                                                                  EXHIBIT 10
                          [IMPERIAL BANK LOGO]

                       SECURITY AND LOAN AGREEMENT
                  (ACCOUNTS RECEIVABLE AND/OR INVENTORY)

This Agreement is entered into between BLACK PEARL SOFTWARE, INC., MALIBU GAME, INC., T-HQ, INC.
        corporations
(herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding in the aggregate unpaid principal balance, the following Borrowing Base:

                        70,000  % of Eligible Accounts

                        50,000  % of the Value of Inventory

        and in no event more than $7,500,000.00.

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank (a) the unpaid balance of Borrower's Loan Account on demand and (b) or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of either (i) One and 250/1000ths percent (1.250%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rates on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest at any time. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $250.00. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:

    A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

    B. "Inventory" means all of the Borrower's goods, merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed in Borrower's business, and shall include all property rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

    C. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.

    D.  "Eligible Accounts" means all of Borrower's Accounts excluding, however,
        (1) all Accounts under which payment is not received within * days from any invoice data, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

    E. "Value of Inventory" means the value of Borrower's Inventory determined in accordance with generally accepted accounting principals consistently applied excluding, however, the amount of progress payments, pre-delivery payments, deposits and any other sums received by Borrower in anticipation of the sale and delivery of Inventory, all Inventory on consignment or lease to others, and all property on consignment or lease from others to Borrower.

5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys in the Collateral Account referred to in Section 6 hereof as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.

6. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts, provided that no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, the proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account.

7. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10. Borrower may continue its present policies with respect to returned merchandise and adjustments.

8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its Incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses,

                                  Page 1 of 2
                                                EXHIBIT 10
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     counterclaims, or setoffs which may be asserted against the Accounts; and
     (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and materially correct.

9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon; (iii) Permit representatives of Bank to inspect Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (vi) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept; (vii) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; and (viii) in the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.

10. Bank may at any time, upon the occurrence of an event of default, and without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell (except in the ordinary course of Borrower's business), dispose of or grant a security interest in any of the Collateral other than to Bank, or execute any Financing statements covering the Collateral in favor of any secured party or person other than Bank, except as permitted in the Credit Terms and Conditions referenced below.

12.  Should: (i) Default be made in the payment of any obligation within ten
     (10) days of the date when due, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured and Borrower has failed to cure same within thirty (30) days from notice from Bank; (ii) Any statement or representation made for the purpose of obtaining credit hereunder prove materially false; (iii) Bank deem the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commended by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute; than in any such event. Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any material assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

16. Additional Provisions: *SEE EXHIBIT "A" ADDENDUM TO SECURITY AND LOAN AGREEMENT ATTACHED.

Executed this 7th day of June, 1996
                                                 BLACK PEARL SOFTWARE, INC.
                                          --------------------------------------
                                                    (Name of Borrower)

                                                   /s/ Brian J. Farrell
                                          By:-----------------------------------
IMPERIAL BANK                                  Brian J. Farrell, President/CEO

           /s/ Kathryn Burton                       MALIBU GAMES, INC.
By:-----------------------------------    --------------------------------------
     Kathryn Burton, Vice President                 (Name of Borrower)

                                                  /s/ Brian J. Farrell
                                          By:-----------------------------------
                                               Brian J. Farrell, President/CEO

                                                         T.HQ, Inc.
                                          --------------------------------------
                                                    (Name of Borrower)

                                                 /s/ Brian J. Farrell
                                          By:-----------------------------------
                                               Brian J. Farrell, President/CEO

                                  Page 2 of 2
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                                  EXHIBIT "A"

ADDENDUM TO SECURITY AND LOAN AGREEMENT ("Security and Loan Agreement") BETWEEN T-HQ, INC., BLACK PEARL SOFTWARE, INC., MALIBU GAMES, INC. AND IMPERIAL BANK.

Dated: June 7, 1996

This Addendum is made and entered into June 7, 1996, between T-HQ, INC., BLACK PEARL SOFTWARE, INC., MALIBU GAMES, INC. ("Borrowers") hereby jointly and severally, and Imperial Bank ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. Subject to the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, at the request of Borrowers, Bank will issue, at Bank's then prevailing rate, standby letters of credit, in lieu of advances otherwise available to Borrowers hereunder, provided, however, that the expiration date of such letters of credit shall fall on or before June 30, 1997, and shall not exceed ninety (90) days from the date of issue.

2. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts and Eligible Inventory shall expire on June 30, 1997 subject to Bank's right to renew said commitment at its sole discretion. Any renewal of the commitment shall not be binding upon the Bank unless it is in writing and signed by an officer of the Bank.

3. Borrowers represent and warrant that:

        a. Litigation. There is no litigation or other proceeding pending or threatened against or affecting Borrowers, and Borrowers are not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

        b. Financial Condition. The balance sheet of Borrowers as of December 31, 1995, and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrowers, and all other statements and data submitted in writing by Borrowers to Bank in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrowers as of the date thereof and the results of the operations of Borrowers for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no material adverse changes. Borrowers have no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet in accordance with G.A.A.P., and Borrowers have not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of their business, which may have a material adverse effect upon its financial condition, operations or business as now conducted.

        c. Trademarks, Patents. Borrowers, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct their business as now operated, without any known conflict with valid trademarks, trade names, copyrights patents and license rights of others.

        (a)     The Borrowers shall use all reasonable commercial efforts
(i) to obtain from all persons, corporations, partnerships, limited liability companies, and other entities from whom the Borrowers have obtained or from time to time will obtain licenses in connection with the video games which they sell (the "Licensors") the consent of such Licensors to the Borrowers' granting to the Bank of a security interest in such licenses, (ii) to obtain from the Licensors their cooperation in connection with the Bank obtaining a perfected first priority security interest in such licenses, which cooperation shall include, without limitation, the execution and delivery by the Licensors of memoranda of licenses and other documents which may be filed in the U.S. Copyright Office to evidence the licenses granted to the Borrowers, and (iii) to obtain from Licensors the right of the Bank to have a reasonable period of time in which to foreclose on Borrowers' inventory and liquidate the same before said Licensors terminate the right of the Borrowers (or the Bank) to sell the remaining inventory.

        (b) The Borrowers hereby jointly and severally represent and warrant that all agreements between "Licensors" (as that term is defined herein) and Borrowers are in full force and effect and are enforceable in accordance with their respective terms against the parties thereto. The foregoing representations and warranties shall be deemed made again each time that the Bank advances any monies to the Borrowers under this Agreement or any other agreement by and among any of the Borrowers and the Bank.

        d. Tax Status. Borrowers have no liability for any delinquent state, local or federal taxes, and, if Borrowers have contracted with any government agency, Borrowers have no liability for renegotiation of profits.

4. Borrowers agree that so long as they are indebted to Bank, they will not, without Bank's written consent:

        a. Type of Business, Management. Make any substantial change in the character of their business; or make any change in their executive management.

        b. Outside Indebtedness. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from Bank except obligations now existing as shown in financial statement dated December 31, 1995, excluding those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

        c. Liens and Encumbrances. Create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by them, other than liens for taxes not delinquent and liens in Bank's favor.

        d. Loans, Investments, Secondary Liabilities. Make any loans or advances to any person or other entity other than in the normal and ordinary course of their business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of their business.

        e. Acquisition or Sale of Business; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of their business as now conducted; or sell, lease, assign, or transfer any substantial part of their business or fixed assets, or any property or other assets necessary for the continuance of their business as now conducted, including without limitation the selling of any property or other asset accompanied by leasing back of same.

        f. Dividends, Stock Payments. Declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution of any of their capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.

        g. Capital Expenditures. Make or incur obligations for Capital expenditures in excess of $300,000 in any one fiscal year period in addition to a maximum of $30,000 for capital lease payments.

      h. Lease Liability. Make or incur liability for payments of rent under leases of real property in excess of $300,000 and personal property in excess of $60,000 in any one fiscal year.

5. Should there be a default under the Security and Loan Agreement, the General Security Agreement or under the Note, all obligations, loans and liabilities of Borrowers to Bank, due or to become due, whether now existing or hereafter arising, shall at the option of the Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies.

6. In addition to the provisions in the Security and Loan Agreement, Bank will advance 70% of Eligible Accounts which shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

      a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

      b. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrowers are more than 90 days from invoice date for those accounts on 30 day terms, or 150 days from date of invoice for all other accounts.

      c. For accounts representing more than 20% of total accounts receivable, the balance in excess of the 20% is not eligible, provided, however, that, with respect to Toys R Us, balances up to and including 25% of this account shall be eligible. Special concentration limits may be extended from time to time at Bank's sole discretion, for selected accounts receivable of Borrowers.

      d.   C.O.D. accounts.

      e. All accounts sold to and purchased from a company of common name/ownership, whereby a potential offset exists.

      f.   Consignment or guaranteed sales.

      g.  Bill and hold accounts.

      h.  Equipment rental offsets.

      i.  Collection accounts.

      j. Foreign accounts, except those accounts insured to the satisfaction of Bank or supported by letters of credit satisfactory to Bank.

7. Bank will advance 50% of eligible inventory, with a maximum sublimit of $1.5 million for inventory located at the Commerce warehouse. All eligible inventory, to include inventory in transit as represented by Letter of Credits, under the Security Agreement shall NOT include the following:

      a.  Goods on consignment.

      b.  Inventory not insured.

      c.  Obsolete Inventory.

      d. Finished goods inventory with no liquidation value due to various causes, i.e., service requirements, warranty requirements, etc.

      e. Inventory located in areas making it difficult to verify its existence, or which will cause undue expense in liquidation due to transportation costs, or other logistical reasons.

      f. Inventory more than 5 weeks old domiciled at the designated warehouse currently located in Commerce, Ca.

8. The issuance of sight letters of credit to support the Company's domestic operations only, up to a maximum of 90 days, to import inventory, in addition to the provisions in the Security and Loan Agreement.

9. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated on a consolidated basis and monitored on a quarterly basis.

10. Borrowers affirmatively covenant that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, they will:

      a. Maintain a minimum tangible net worth (meaning the excess of all assets, including prepaid royalties, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities, less subordinated debt) on a quarterly basis, of not less than $5,300,00 @ 3/31/96 and thereafter, and $5,900,000 as of 12/31/96.

      b. Maintain working capital (Borrower's current assets minus current liabilities) of not less than $5,000,000 as of 12/31/95 and thereafter.

      c. Maintain a current ratio of at least 1.50 to 1.0 as of 12/31/95 and as of 3/31/96 and thereafter not less than 1.60 to 1.0.

      d. Maintain a maximum ratio of total debt to tangible net worth not greater than 1.75 to 1.0 as of 12/31/95 and as of 3/31/96 and thereafter not greater than 2.0 to 1.0.

      e. Maintain all significant domestic bank accounts and banking relationship with Bank.

      f.  Maintain profitable operations on a fiscal year basis.

      g. Within 15 days (or 20 days at FYE) form each month-end, deliver to Bank an accounts receivable aging reconciled to the general ledger of Borrowers, a detailed accounts payable aging reconciled to the Borrowers' general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent, and an inventory certification outlining both inventory composition and activity for the month. All the foregoing will be in form satisfactory to the Bank. Also provide the Bank on a quarterly basis, or more frequently if demanded by Bank, a complete address list of all active customers.

        h. Within 45 days after the end of each quarter, deliver to Bank a profit and loss statement and a balance sheet, in form satisfactory to Bank, all certified by an officer of Borrowers.

        i. Within 120 days after end of Borrowers' fiscal year, deliver to Bank the same financial statements as otherwise provided quarterly together with Changes in Financial Position Statement, audited by an independent certified public accountant selected by Borrowers but acceptable to Bank. This will be accompanied by Form 10-K. Additionally, Borrowers will provide their quarterly F/S accompanied by Form 10-Q within 45 days of quarter end.

        j. Rights and Facilities. Maintain and preserve all rights, franchises and other authority adequate for the conduct of their business; maintain their properties, equipment and facilities in good order and repair; conduct their business in an orderly manner without voluntary interruption and if a corporation or partnership; maintain and preserve its existence.

        k. Insurance. Maintain public liability, property damage and workers' compensation insurance and insurance on all their insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrowers shall provide evidence of property insurance in amounts and types acceptable to the Bank. Bank to be named as loss payee.

        l. Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental changes upon or against them or any of their properties, and any of their liabilities at any time existing, except to the extent and so long as:

        (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon their financial condition or the loss of any right of redemption from any sale thereunder; and

        (b) They shall have set aside on their books reserves segregated to the extent required by generally accepted accounting practice) deemed adequate with respect thereto.

        m. Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine their properties, books and records at all reasonable times.

11. The rate of interest applicable to the Loan Account shall be 1.25% per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall, for interest computation purposes, be considered one year. Should Borrowers be in default, as default is defined herein, Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest, at any time. Notice of such demand may be given verbally or in writing and should be effective upon receipt by Borrower. The default rate of interest shall be five percent per year in excess of the rate otherwise applicable. A fee of .5% of the committed line ($37,500) shall be due from the Borrowers upon execution of the documents.

The fee for an Import Letters of Credit is 1/8% for 180 days, $90 minimum. The cost of amendments which include increasing amounts/extension is 1/8% (minimum $90.) Negotiations (document examination) for sight is 1/8% per set of documents, $90 minimum. Usage (Acceptance) credit is .2% P.A. ($100 minimum per draft.)

The expired unutilized credit fee is $40 flat, and discrepancy fee is $50 flat. All other specific transaction fees related to facsimile, courier service, cable, credit information, etc. are detailed by Imperial Bank's International Banking Division schedule of fees, effective June 1, 1993.

12. Miscellaneous Provisions. Failure or Indulgence Not Waiver. No failure or delay on the part of Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that Bank may make hereunder are cumulative to, not exclusive of, any rights or remedies otherwise available.

13. Notwithstanding the provisions of the Security and Loan Agreement (Accounts Receivable and/or Inventory), the following provision shall apply to all obligations of the Borrowers to the Bank: All sums received by Bank, whether from Borrowers or from Borrowers' account debtors, shall be applied to the outstanding loan balance on the 2nd (second) day following receipt thereof by the Bank. Interest shall continue to accrue on all loans outstanding pursuant to the Loan and Security Agreement until sums received are applied as herein provided.

14. Late Charges. If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Borrowers agree to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept Payment of any payment past due or less than the total unpaid principal balance after maturity.

15. This addendum is executed by and on behalf of the parties as of the date first above written.


T-HQ, INC. "Borrower"


By:    /s/ B.J. Farrell
       ---------------------------
Title: President/CEO
       ---------------------------


BLACK PEARL SOFTWARE, INC. "Borrower"


By:    /s/ B.J. Farrell
       ---------------------------
Title: President/CEO
       ---------------------------


MALIBU GAMES, INC. "Borrower"


By:    /s/ B.J. Farrell
       ---------------------------
Title: President/CEO
       ---------------------------


IMPERIAL BANK "Bank"


By:    /s/ Kathryn Burton
       ---------------------------
Title: Vice President
       ---------------------------